Exhibit 99.1

www.bankrate.com

For more information contact:

Steven D. Barnhart

SVP, Chief Financial Officer

steve.barnhart@bankrate.com

(917) 438-9558

FOR IMMEDIATE RELEASE

Reminder -- Conference Call and Webcast Today at 4:30 P.M. Eastern Time

Interactive Dial-In: (877)  809-9810, Passcode 96888728.   International Callers Dial-In: (330)  863-3286, Passcode 96888728 (10 minutes before the call). Webcast:  http://investor.bankrate.com/

BANKRATE REPORTS RECORD SECOND QUARTER 2015 FINANCIAL RESULTS

AND UPDATED GUIDANCE

•	Record second quarter revenue of $132.9 million; GAAP net income of $0.3 million
•	Adjusted EBITDA up 10% year-over-year to a record $35.8 million for the quarter
•	Adjusted net income of $16.8 million, representing Adjusted EPS of $0.16 in Q2
•	Continued strength in Credit Cards: consumer inquiry revenue up 32% year-over-year and segment EBITDA up 26%; Credit Card segment EBITDA exceeds $100 million for trailing 12 months
•	Increases full year revenue guidance: $525 to $531 million
•	Confirms full year Adjusted EBITDA guidance: $145 to $150 million
•	Q3 revenue guidance of $125 to $130 million and Adjusted EBITDA guidance of $33 to $35 million

NEW YORK, NY – August 4, 2015 - Bankrate, Inc. (NYSE: RATE) today reported financial results for the quarter ended June 30, 2015.

“As Bankrate reaches the $150 million Adjusted EBITDA milestone over the past twelve months, we are particularly pleased with the continued strength in our marquee Credit Card franchise, as well as the terrific progress in scaling our senior care vertical towards profitability,” said Kenneth S. Esterow, Bankrate’s President and CEO.

Second Quarter 2015 Business Highlights

Banking

•	In the second quarter, organic traffic to the Bankrate.com site grew by 28% year-over-year.

•

Bankrate advanced its efforts to establish a persistent one to one relationship with its audience.  There are now more than 2 million enrolled consumers with ongoing access to their credit score and credit report as well as other personalized financial tools and recommendations.

Credit Cards

•	Q2 2015 unique visitors to our flagship CreditCards.com site increased 16% year-over-year.
•

As previously disclosed, during April 2015 CreditCards.com redesigned its website and incorporated mobile responsive design features.  During Q2 2015, total mobile device card approvals increased by 20% compared to Q1 2015.

Insurance

•	Integrated two additional Click-to-Data partners; currently, 60% of clicks generated by owned and operated (O&O) sites are now accessing this enhanced consumer experience.
•	Migration of local agents to the new iQ Single Platform continues on pace for completion by the end of Q3 2015.

Senior Care

•	In Q2 2015, the number of referral-based senior living communities in our network increased by 48% year-over-year.

Third Quarter and Full Year 2015 Guidance

For full year 2015, the Company is increasing its revenue guidance range to $525 to $531 million (from a range of $520 to $530 million) and maintaining its Adjusted EBITDA guidance for 2015 of between $145 and $150 million.

In addition, the Company expects revenues for the third quarter of 2015 to be between $125 and $130 million and Adjusted EBITDA between $33 and $35 million.

Selected Financial Metrics

(In millions except per share data)	2Q-15	2Q-14	YoY Change %	YTD 2015	YTD 2014	YoY Change %

Revenue
Banking	$27.0	$29.1	-7.4%	$55.1	$61.6	-10.5%
Credit Cards	56.1	55.1	1.8%	112.8	107.9	4.6%
Insurance	43.9	45.4	-3.2%	96.4	97.7	-1.3%
Other	5.9	0.8	NM	10.0	(0.5)	NM
Total Revenue	$132.9	$130.4	1.9%	$274.4	$266.6	2.9%

Net Income
GAAP	$0.3	$(2.2)	NM	$5.3	$1.9	178.6%
Adjusted	16.8	15.4	8.7%	37.0	33.5	10.3%

Diluted earnings (loss) per share (EPS)
GAAP	$0.00	$(0.02)	NM	$0.05	$0.02	150.0%
Adjusted	0.16	0.15	6.7%	0.35	0.32	9.4%

Adjusted EBITDA
Banking	$9.2	$11.0	-16.3%	$19.8	$24.2	-18.3%
Margin %	34.1%	37.7%		35.8%	39.3%
Credit Cards	25.8	20.5	25.9%	51.9	42.0	23.7%
Margin %	46.1%	37.3%		46.0%	38.9%
Insurance	4.5	5.5	-17.7%	12.9	12.2	5.6%
Margin %	10.3%	12.1%		13.3%	12.5%
Other	(3.7)	(4.6)	NM	(8.3)	(9.1)	NM
Total Adjusted EBITDA	$35.8	$32.4	10.5%	$76.2	$69.2	10.0%
Margin %	26.9%	24.8%		27.8%	26.0%

Second Quarter 2015 Financial Highlights

•	The Banking segment reported growth in personal loans of over 200% year-over-year, partially offsetting the decline in mortgage and deposit product consumer inquiries.
•

Total Credit Card segment consumer inquiry revenue in Q2 2015 was a record $38.4 million and grew 32% year-over-year, driven by a 16% increase in both consumer inquiries and monetization. Credit Cards Segment EBITDA was up 26% in Q2, marking the 8th consecutive quarter of year over year EBITDA growth.

•

Total Insurance segment revenue of $43.9 million was down 3% versus the prior year period, due to previously described reductions in carrier customer acquisition budgets in 2015. Despite the challenging environment, consumer inquiry volume continued to grow and our high quality O&O revenue exceeded 40% of total segment revenue for the quarter.

•	Total Senior Care quarterly revenue was at the highest level since the Company’s entry into this new vertical in Q2 2014.

A reconciliation of non-GAAP measures can be found at the back of the press release and supplemental information can be found in the “Q2-15 Earnings Call Presentation” located in the “Investor Overview” section on http://investor.bankrate.com/.

August 4, 2015 Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please dial: (877) 809-9810 and enter the passcode 96888728.  International callers should dial: (330) 863-3286 and enter the passcode 96888728.  Please access the call at least 10 minutes prior to the time the conference is set to begin. A webcast of this call can be accessed at Bankrate’s website: http://investor.bankrate.com/.

Replay Information:

A replay of the conference call will be available beginning August 4, 2015 at 7:30 p.m. ET / 4:30 p.m. PT through August 11, 2015 at 11:59 p.m. ET / 8:59 p.m. PT.  To listen to the replay, call (855) 859-2056 and enter the passcode: 96888728.  International callers should dial (404) 537-3406 and enter the passcode: 96888728.

Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future.  Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results.  In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the financial tables below.

About Bankrate, Inc.

Bankrate is a leading online publisher, aggregator, and distributor of personal finance content.  Bankrate aggregates large scale audiences of in-market consumers by providing them with proprietary, fully researched, comprehensive, independent and objective personal finance and related editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, senior care and other categories, such as retirement, automobile loans, and taxes.  Our flagship sites Bankrate.com, CreditCards.com, insuranceQuotes.com and Caring.com are leading destinations in each of their respective verticals and connect our audience with financial service and senior care providers and other contextually relevant advertisers. Bankrate also develops and provides content, tools, web services and co-branded websites to over 100 online partners, including some of the most trusted and frequently visited personal finance sites such as Yahoo!, AOL, CNBC, AARP and Bloomberg. In addition, Bankrate licenses editorial content to leading news organizations such as The Wall Street Journal, USA Today, and The New York Times.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters included in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team.  Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, our strategy and profitability.  Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.  We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions.  While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known or unknown factors, and it is impossible for us to anticipate all factors that could affect our actual results.  Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:  the timing and outcome of, including potential expense associated with, the investigations by the Securities and Exchange Commission (SEC) and the Department of Justice (DOJ) including our ability to enter into a settlement with the SEC on terms consistent with those described in our SEC filings; the potential impact on our business and stock price of any announcements regarding the Restatement, the SEC's investigation or the DOJ's investigation; the previously identified material weakness in our internal controls over financial reporting and our ability to rectify this issue completely and promptly; risks relating to the defense or litigation of lawsuits, including the putative securities class action lawsuit currently pending and described in our SEC filings, and regulatory proceedings; the timing and outcome of (including potential expense associated with), and the potential impact on our business and stock price of any announcements regarding, the Consumer Financial Protection Bureau (CFPB) investigation described in our SEC filings; the willingness or interest of banks, lenders, brokers, credit card issuers, insurance carriers and agents, senior care providers and other advertisers in the business verticals in which we operate to advertise on our websites or mobile applications, or purchase our leads, clicks, calls and referrals; the rate of conversion of consumers’ visits to our websites or mobile applications into senior care referrals and the rate at which those referrals result in move-ins with our senior care customers; changes in application approval rates by our credit card issuer customers; increased competition and its effect on our website traffic, advertising rates, margins, and market share; our dependence on internet search engines to attract a significant portion of the visitors to our websites; our dependence on partners to attract a significant portion of the company’s revenue; shift of visitors from desktop to mobile and mobile app environments; the number of consumers seeking information about the financial and senior care products we have on our websites or mobile applications; interest rate volatility; technological changes; our ability to anticipate and manage cybersecurity risk and data security risk; the effects of any security breach or any cyberattack on our systems, websites or mobile applications; our ability to manage traffic on our websites or mobile applications, and service interruptions; our ability to maintain and develop our brands and content; the fluctuations of our results of operations from period to period; our indebtedness and the effect such indebtedness may have on our business; our need and our ability to incur additional debt or equity financing; our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future; the effect of unexpected liabilities we assume from our acquisitions; the effect of programmatic advertising platforms on our display revenue; our ability to successfully execute on our strategies, including without limitation our insurance quality initiative, our mobile strategy and other initiatives, and the effectiveness of our strategies, including without limitation whether they result in increased revenue or profitability; our ability to attract and retain executive officers and personnel; any failure or refusal by our insurance providers to provide coverage under our insurance policies;

our ability to protect our intellectual property; the effects of potential liability for content on our websites or mobile applications; our ability to establish and maintain distribution arrangements; our ability to maintain good working relationships with our customers and third-party providers and to continue to attract new customers; the effect of our operations in the United Kingdom and possible expansion to other international markets, in which we may have limited experience, and our ability to successfully execute on our business strategies in international markets; our ability to sell our operations in China in excess of its book value; the willingness of consumers to accept the Internet and our online network as a medium for obtaining financial product information; the strength of the U.S. economy in general and the financial services industry in particular; changes in monetary and fiscal policies of the U.S. government; changes in consumer spending and saving habits; review of our business and operations by regulatory authorities; changes in the legal and regulatory environment; changes in accounting principles, policies, practices or guidelines; risks relating to the ongoing reviews of our business and operations by regulatory authorities; and our ability to manage the risks involved in the foregoing.  For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion without limitation under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 along with any modifications or updates to those “Risk Factors” in our Quarterly Reports on Form 10-Q.  These documents are available on the SEC’s website at www.sec.gov.  Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you.  We undertake no obligation to update or revise forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

-Financial Statements Follow-

###

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except share and per share data)

	(Unaudited)
	June 30,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$138,517	$141,725
Accounts receivable, net of allowance for doubtful accounts of
$364 and $419, respectively	87,306	70,865
Deferred income taxes	6,407	6,407
Prepaid expenses and other current assets	16,411	35,652
Assets held for sale	1,439	1,627
Total current assets	250,080	256,276
Furniture, fixtures and equipment, net of accumulated depreciation of
$28,189 and $24,756, respectively	15,832	13,299
Intangible assets, net of accumulated amortization of
$256,439 and $228,667, respectively	329,258	338,988
Goodwill	663,589	641,367
Other assets	14,041	13,499
Total assets	$1,272,800	$1,263,429
Liabilities and Stockholders' Equity
Liabilities
Accounts payable	$12,257	$8,047
Accrued expenses	39,202	46,030
Deferred revenue and customer deposits	4,704	4,303
Accrued interest payable	6,967	6,980
Other current liabilities	11,135	13,629
Liabilities subject to sale	439	1,074
Total current liabilities	74,704	80,063
Deferred income taxes	51,633	51,633
Long term debt, net of unamortized discount	297,900	297,598
Other liabilities	10,427	10,849
Total liabilities	434,664	440,143
Commitments and contingencies
Stockholders' equity
Common stock, par value $.01 per share -
300,000,000 shares authorized
104,656,963 shares and 104,701,530 shares issued
respectively; 100,485,976 shares and 100,710,994 shares outstanding, respectively	1,047	1,047
Additional paid-in capital	916,569	904,716
Accumulated deficit	(18,366)	(23,639)
Less: Treasury stock, at cost - 4,170,987 shares and 3,990,536 shares, respectively	(60,775)	(58,472)
Accumulated other comprehensive loss	(339)	(366)
Total stockholders' equity	838,136	823,286
Total liabilities and stockholders' equity	$1,272,800	$1,263,429

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except share and per share data)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
Revenue	$132,865	$130,367	$274,406	$266,642

Costs and expenses:
Cost of revenue (excludes depreciation and amortization)	74,671	78,174	153,426	156,682
Sales and marketing	6,292	6,347	12,430	12,434
Product development and technology	9,013	6,979	17,206	13,854
General and administrative	18,536	11,724	36,592	24,266
Legal settlements	3	9,190	3	9,191
Acquisition, offering and related expenses	311	159	574	2,562
Changes in fair value of contingent acquisition consideration	628	743	387	2,150
Depreciation and amortization	15,857	14,590	31,562	28,446
Total costs and expenses	125,311	127,906	252,180	249,585
Income from operations	7,554	2,461	22,226	17,057

Interest and other expenses, net	6,417	5,162	11,693	10,352

Income (loss) before taxes	1,137	(2,701)	10,533	6,705
Income tax expense (benefit)	664	(874)	4,783	4,000
Net income (loss) from continuing operations	473	(1,827)	5,750	2,705
Net loss from discontinued operations, net of income taxes	(153)	(366)	(477)	(812)
Net income (loss)	$320	$(2,193)	$5,273	$1,893

Basic net income (loss) per share:
Continuing operations	$-	$(0.02)	$0.06	$0.03
Discontinued operations	-	-	(0.01)	(0.01)
Basic net income (loss) per share	$-	$(0.02)	$0.05	$0.02

Diluted net income (loss) per share:
Continuing operations	$-	$(0.02)	$0.05	$0.03
Discontinued operations	-	-	-	(0.01)
Diluted net income (loss) per share	$-	$(0.02)	$0.05	$0.02

Weighted average common shares outstanding:
Basic	102,705,717	101,894,188	102,578,638	101,389,630
Diluted	105,622,507	101,894,188	105,496,332	103,415,647

Comprehensive income	$458	$(2,064)	$5,300	$2,047

Bankrate, Inc. and Subsidiaries

Non-GAAP Measures (Unaudited)

(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
Revenue	$132,865	$130,367	$274,406	$266,642

Adjusted EBITDA (1)	$35,776	$32,381	$76,197	$69,244
Adjusted EBITDA margin	26.9%	24.8%	27.8%	26.0%

Adjusted net income (2)	$16,754	$15,404	$36,961	$33,496
Adjusted EPS	$0.16	$0.15	$0.35	$0.32

Weighted average common shares outstanding (diluted):	105,622,507	101,894,188	105,496,332	103,415,647

(1) Adjusted EBITDA adds back interest and other expense; income tax (benefit) expense; depreciation and amortization; net loss from discontinued operations; changes in fair value of contingent acquisition consideration; acquisition, offering and related expenses; restatement related expenses; purchase accounting adjustments; stock-based compensation; and legal settlements.

Reconciliation of adjusted EBITDA
Net income (loss)	$320	$(2,193)	$5,273	$1,893
Interest and other expenses, net	6,417	5,162	11,693	10,352
Income tax expense (benefit)	664	(874)	4,783	4,000
Depreciation and amortization	15,857	14,590	31,562	28,446
Earnings before interest, taxes, depreciation and amortization (EBITDA)	23,258	16,685	53,311	44,691
Net loss from discontinued operations, net of income taxes	153	366	477	812
Changes in fair value of contingent acquisition consideration	628	743	387	2,150
Acquisition, offering and related expenses	311	159	574	2,562
Restatement related expenses	5,385	603	9,558	1,280
Impact of purchase accounting	1	220	34	220
Stock-based compensation (4)	6,037	4,415	11,853	8,338
Legal settlements	3	9,190	3	9,191
Adjusted EBITDA	$35,776	$32,381	$76,197	$69,244

(2) Adjusted net income adds back net income (loss) from discontinued operations; income tax (benefit) expense; non-recurring change in fair value of contingent acquisition consideration; acquisition, offering and related expenses; restatement related expenses; purchase accounting adjustments; stock-based compensation; legal settlements; and amortization, net of tax.

Reconciliation of adjusted net income
Net income (loss)	$320	$(2,193)	$5,273	$1,893
Net loss from discontinued operations, net of income taxes	153	366	477	812
Income tax expense (benefit)	664	(874)	4,783	4,000
Change in fair value of contingent acquisition consideration due to change in estimate (3)	-	41	(946)	543
Acquisition, offering and related expenses	311	159	574	2,562
Restatement related expenses	5,385	603	9,558	1,280
Impact of purchase accounting	1	220	34	220
Stock-based compensation (4)	6,037	4,415	11,853	8,338
Legal settlements	3	9,190	3	9,191

Amortization	14,592	13,326	28,983	26,072
Adjusted income before tax	27,466	25,253	60,592	54,911
Income tax (5)	10,712	9,849	23,631	21,415
Adjusted net income	$16,754	$15,404	$36,961	$33,496

(3) Change in fair value of contingent acquisition consideration due to change in estimate represents changes in fair value attributable to changes in expected earnings of acquired businesses.
Reconciliation of change in fair value of contingent acquisition consideration
Change in fair value of contingent acquisition consideration	$628	$743	$387	$2,150
Less: Change in fair value due to passage of time	628	702	1,333	1,607
Change in fair value of contingent acquisition consideration due to change in estimate	$-	$41	$(946)	$543

(4) Stock-based compensation is recorded in the following line items:
Cost of revenue	$607	$388	$1,173	$697
Sales and marketing	970	663	1,998	1,226
Product development and technology	1,254	707	2,357	1,214
General and administrative	3,206	2,657	6,325	5,201
Total stock-based compensation expense	$6,037	$4,415	$11,853	$8,338

(5) Assumes 39% income tax rate.